UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549

                             FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF
            SECURITIES PURSUANT TO SECTION 12(b) OR (g)
              OF THE SECURITIES EXCHANGE ACT OF 1934


                    SIMON DEBARTOLO GROUP, INC.
      (Exact name of registrant as specified in its charter)


                MARYLAND                35-1901999
         (State of incorporation     (I.R.S. Employer
            or organization)        Identification No.)


           NATIONAL CITY CENTER
       115 WEST WASHINGTON STREET
              SUITE 15 EAST
          INDIANAPOLIS, INDIANA            46204
          (Address of principal         (Zip Code)
           executive offices)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                        Name of each exchange
       Title of each class               on which each class
       TO BE SO REGISTERED               IS TO BE REGISTERED

    7.89% SERIES C CUMULATIVE          NEW YORK STOCK EXCHANGE
      STEP-UP PREMIUM RATE
      PREFERRED STOCK, PAR
      VALUE $.0001 PER SHARE

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. []

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. []

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                              NONE
                        (Title of Class)

          INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

     A description of the Registrant's 7.89% Series C Cumulative Step-Up Premium Rate Preferred Stock, par value $.0001 per share (the "Series C Preferred Stock") to be registered hereunder is set forth under the heading "Description of Series C SUPeR Preferred Shares" in the Prospectus Supplement dated July 3, 1997, as filed with the Securities and Exchange Commission (the "Commission") on July 8, 1997, and under the heading "Description of the Securities" in the accompanying Prospectus dated September 20, 1996, as filed with the Commission on September 25, 1996 and on July 8, 1997, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

     Pursuant to Instruction I to the Instructions as to Exhibits to Form 8-A, the following exhibits are being filed herewith:

         (1)         Registrant's Prospectus Supplement dated July 3, 1997, together with accompanying Prospectus dated September 20, 1996 (filed with the
                     Commission on July 8, 1997).
         (2)         Amended and Restated Articles of Incorporation of the Company
                     (incorporated herein by reference from Exhibits 3.1 and 3.3 to the
                     Company's Report on Form 10-K for the year ended December 31, 1996).
         (3)         Amended and Restated By-laws of the Company (incorporated herein by reference from Exhibit 3.2 to Post-Effective Amendment No. 1 on Form
                     S-8 to the Company's Registration Statement on Form S-4 (File No. 333-
                     06933)).
         (4)         Articles Supplementary to the Amended and Restated Articles of
                     Incorporation with respect to the Series C Preferred Stock of the
                     Company (incorporated herein by reference from Exhibit 4.1 to the
                     Company's Report on Form 8-K, filed July 8, 1997).
         (5)         Form of the Series C Preferred Stock Certificate (incorporated herein by reference from Exhibit 4.2 to the Company's Report on Form 8-K, filed July 8, 1997).

                             SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              SIMON DEBARTOLO GROUP, INC.

Dated: July 11, 1997          By:      /S/ JAMES M. BARKLEY
                                   James M. Barkley
                                   General Counsel and Secretary

                         INDEX TO EXHIBITS

         EXHIBIT NO.          DESCRIPTION
                          (1) Registrant's Prospectus Supplement dated July 3, 1997, together with accompanying Prospectus dated September 20, 1996 (filed with the
                              Commission on July 8, 1997).
                          (2) Amended and Restated Articles of Incorporation of the Company
                              (incorporated herein by reference from Exhibits 3.1 and 3.3 to the
                              Company's Report on Form 10-K for the year ended December 31, 1996).
                          (3) Amended and Restated By-laws of the Company (incorporated herein by reference from Exhibit 3.2 to Post-Effective Amendment No. 1 on Form
                              S-8 to the Company's Registration Statement on Form S-4 (File No.
                              333-06933)).
                          (4) Articles Supplementary to the Amended and Restated Articles of
                              Incorporation with respect to the Series C Preferred Stock of the
                              Company (incorporated herein by reference from Exhibit 4.1 to the
                              Company's Report on Form 8-K, filed July 8, 1997).
                          (5) Form of the Series C Preferred Stock Certificate (incorporated herein by reference from Exhibit 4.2 to the Company's Report on Form
                              8-K, filed July 8, 1997).